UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GROWBLOX SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-3733133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6450 Cameron Street #110A, Las Vegas, Nevada 89118
 (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
______________________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock ($0.0001 par value per share)

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Growblox Sciences, Inc., (the “Registrant” or “Company”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder that is contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-198967) as originally filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2014, and as subsequently amended.

Item 2.  Exhibits.

The following exhibits are incorporated by reference into this Registration Statement:

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)

(1) Previously filed as an exhibit to Form SB-2 on February 12, 2002.

SIGNATURES

Pursuant to the requirements Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GROWBLOX SCIENCES, INC.
By:	/s/ Cathryn Kennedy
Cathryn Kennedy
Chief Financial Officer